EXHIBIT 16

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
Coopers      Coopers & Lybrand L.L.P.        2901 North Central Avenue      Telephone (602) 280-1800
                                             Suite 1000
& Lybrand                                    Phoenix, Arizona 85012-2755    Facsimile (602) 280-1999
LOGO         A professional services firm
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January 8, 1998



Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read the statements made by Poore Brothers, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of January 1998. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.